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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported) June 24, 2002


                         FIRST SOUTHERN BANCSHARES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                         0-25478               63-1133624
         --------                        ---------              ----------
(State or other Jurisdiction of         (Commission            (IRS Employer
incorporation or organization)          File Number)         Identification No.)


                 102 South Court Street, Florence, Alabama 35630
                 -----------------------------------------------
                    (Address of principal executive offices)


                                 (256) 764-7131
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)







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ITEMS 1, 2, 3, 4, 6, 8 AND 9.    NOT APPLICABLE.

ITEM 5.  OTHER EVENTS.
         ------------

         On June 24, 2002, First Southern Bank (the "Bank"), the wholly-owned subsidiary of First Southern Bancshares, Inc. (the "Company"), executed an agreement to sell the assets and certain related liabilities of its Rogersville and Regency Mall branch offices to Bank Independent, subject to regulatory approval. The Company expects to realize a pre-tax gain of approximately $1.5 million upon the closing of the transaction, which is expected to occur in early August 2002. Upon closing of the transaction, the Company will have total assets of approximately $100 million. At March 31, 2002, the Company reported total consolidated assets of approximately $126.5 million. The Bank anticipates that upon the completion of the sale its capital levels will exceed the requirements of the March 2002 Consent Order with the Federal Deposit Insurance Corporation and the Alabama State Banking Department.

         Copies of the Branch Purchase and Assumption Agreement dated June 24, 2002 and the Company's press release dated June 24, 2002 are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.
-------           ---------------------------------

         (a)      Financial Statements of Businesses Acquired:  Not applicable

         (b)      Pro Forma Financial Information:  Not applicable

         (c)      Exhibits

                  Number     Description
                  ------     -----------
                  2          Branch Purchase and Assumption Agreement Dated
                             June 24, 2002

                  99         Press Release Dated June 24, 2002






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FIRST SOUTHERN BANCSHARES, INC.


Dated:  June 25, 2002                By: /s/B. Jack Johnson
                                         ----------------------------------
                                         B. Jack Johnson
                                         President and Chief Executive Officer



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